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                                                            EXHIBIT 28.4

NOTE:  PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENVELOPE
PROVIDED.

KEMPER CORPORATION PROXY           The undersigned hereby appoints Peter
ONE KEMPER DRIVE, LONG GROVE,      B. Hamilton, George D. Kennedy and
ILLINOIS  60049                    David B. Mathis, or any one of them,
                                   true and lawful proxy and attorney in
                                   fact for the undersigned, with power in each
                                   to appoint a substitute, to vote all shares
                                   of Kemper Corporation which the undersigned
                                   is entitled to vote at the 1994 Annual
                                   Meeting of Stockholders to be held in the
                                   stockholders meeting room on the 57th floor
                                   of The First National Bank of Chicago, One
                                   First National Plaza, Chicago, Illinois, on
                                   October   , 1994 at [a.m./p.m.], and at any
                                   adjournment(s) or postponement(s) thereof, as follows:
This proxy is solicited on behalf
of the Board of Directors which
recommends a vote for items 1, 2
and 3.

1. The approval and adoption of the Agreement and Plan of Merger dated as of June 26, 1994 among Conseco, Inc., KC Acquisition, Inc., a wholly owned subsidiary of Conseco, and Kemper.

     /  /  FOR      /  /  AGAINST       /  /  ABSTAIN

2.   ELECTION OF DIRECTORS    /  /  FOR all nominees listed below
                                    (except as marked to the contrary below)
                              /  /  WITHHOLD AUTHORITY to vote for all
                                    nominees listed below

John T.Chain, Jr., George D. Kennedy, David B. Mathis and Kenneth A.
Randall

(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE, WRITE THAT NOMINEE'S NAME BELOW.)
________________________________________________

3. THE RATIFICATION OF THE APPOINTMENT OF THE KPMG PEAT MARWICK, LLP AS INDEPENDENT AUDITORS FOR THE YEAR 1994.

     /  /  FOR      /  /  AGAINST       /  /  ABSTAIN

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.



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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1,2 AND 3.

                                   Dated:         , 1994


                                   ___________________________

                                   ___________________________
                                   Signature of Stockholder(s)

NOTE: PLEASE DATE, SIGN YOUR NAME AS IT APPEARS HEREON AND RETURN PROMPTLY. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.